Exhibit 99.1

FOR IMMEDIATE RELEASE

For further information, call

Bonnie Herron, 770-564-5504

or email to bherron@intelsys.com

INTELLIGENT SYSTEMS ANNOUNCES APPOINTMENT OF NEW CFO

Norcross, GA – June 22, 2016 – Intelligent Systems Corporation [NYSE MKT: INS; www.intelsys.com] announced today that Bonnie L. Herron has decided to step down as Chief Financial Officer and Corporate Secretary. Herron, who joined the company almost thirty-four years ago and has been CFO since 1999, will continue with Intelligent Systems in a non-officer role to assist with transition activities and special projects.

The Intelligent Systems’ board of directors has elected Karen J. Reynolds to succeed Herron as Chief Financial Officer and Corporate Secretary as of June 22, 2016. Reynolds has served as CFO of CoreCard Software, Inc., the company’s principal operating business, since September 2015. Prior to joining CoreCard, she was President and CFO of zBOOST, a privately held technology company, from 2008 until 2015, and has held senior management roles at a number of other technology and services companies over her 25+ year career.

According to J. Leland Strange, CEO, “Bonnie has been involved in many aspects of the company from the time Quadram Corporation was formed and merged with Intelligent Systems in the early 1980s. She has been a steady and constant guide over the years; together we have been involved in over 65 corporate transactions, including buying, selling or merging businesses. I am happy to be able to say she is not ‘leaving’, even though she is passing key responsibilities to Karen. Both Bonnie and Karen have been recognized for their leadership and contribution to the Atlanta technology community. Bonnie received the Women of the Year in Technology award in 2005 and Karen was recognized as a 2014 Women of the Year Finalist.”

“I have been very fortunate to work with so many great people and companies during my years at ISC and am very appreciative of the board’s support for my desire to take on a reduced and more flexible role at the company,” said Herron. “Having worked with Karen this past year at CoreCard and having known her professionally for more than 15 years, I am confident that her financial and management skills make her the ideal person to take over as our CFO. There couldn’t be a better time to transition to our new roles.”

For more than 25 years, Karen Reynolds’ career has included executive roles in finance and accounting, strategy, operations and corporate transactions at both entrepreneurial and large corporations in a variety of technology and services industries. A graduate of Purdue University with a Bachelor of Science in General Management and Accounting, she is also a Certified Public Accountant and Certified Global Management Accountant. Her complete profile is available at www.linkedin.com/in/karenjreynolds.

About Intelligent Systems Corporation

For over thirty-five years, Intelligent Systems Corporation [NYSE MKT: INS] has identified, created, operated and grown technology companies. The company’s principal operations are CoreCard Software, Inc. (www.corecard.com) and its affiliate companies. CoreCard designs, develops, and markets a comprehensive suite of software solutions to corporations, financial institutions, retailers and processors to manage their credit and debit cards, prepaid cards, private label cards, fleet cards, loyalty programs, and accounts receivable and small loan transactions. CoreCard also offers prepaid and credit card processing services using its proprietary software solutions.   Further information is available on the company’s website at http://www.intelsys.com or by calling the company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers’ requirements or financial condition, market acceptance of products and services, and declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.